FIRST AMENDMENT TO LOAN AGREEMENT
This First Amendment to Loan Agreement, dated as of June 25, 2018 (this "Agreement"), is among DXP ENTERPRISES, INC., a Texas corporation (the "Borrower"), certain subsidiaries of the Borrower, as Guarantors, the Lenders party to this Agreement and GOLDMAN SACHS BANK USA, as administrative agent for the Lenders (in such capacity, "Administrative Agent").
W I T N E S S E T H:
WHEREAS, Borrower, certain subsidiaries of Borrower as Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Term Loan and Security Agreement dated as of August 29, 2017 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Loan Agreement) and to certain other documents executed in connection with the Loan Agreement; and
WHEREAS, the Borrowers and the Lenders party hereto are willing to amend certain provisions of the Loan Agreement, and have agreed to such amendments on terms and subject to conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
1. Amendments to the Loan Agreement.  The Loan Agreement is amended as of the First Amendment Effective Date (as defined below) as follows:
1.1	Section 1.1 of the Loan Agreement is hereby amended by inserting therein the following defined terms in their proper alphabetical position:
"First Amendment": that certain First Amendment to Loan Agreement dated as of June 25, 2018 by and among the Borrower, the other Obligors party thereto, the Administrative Agent and the Lenders party thereto.
"First Amendment Effective Date": as defined in the First Amendment.
1.2	Section 1.1 of the Loan Agreement is hereby further amended by amending and restating clause (a) of the definition of "Applicable Margin" to read in its entirety as follows:
"(a) any Initial Term Loan, 4.75% per annum in the case of Eurodollar Rate Loans and 3.75% per annum in the case of Base Rate Loans; and"
1.3	Section 5.7 of the Loan Agreement is hereby amended by amending and restating the first sentence of clause (c) thereof to read in its entirety as follows:
"In the event that all or any portion of any Loans is (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in the case of clauses (i) and (ii) above, in connection with any waiver, consent or amendment to any Loans the primary purpose of which is the lowering of the effective interest cost or the Weighted Average Yield of any Loans or the incurrence of any debt financing having an effective interest cost or Weighted Average Yield that is less than the effective interest cost or Weighted Average Yield of any Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced or effectively refinanced (in each case other than in connection with a change of control or an Acquisition permitted under the terms hereof) (a "Repricing Transaction"), in each case occurring on or prior to the last day of the six-month period following the First Amendment Effective Date, such repayment, prepayment, refinancing, replacement or repricing or effective refinancing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced or effectively refinanced."
2. Additional Agreements; Replacement of Non-Consenting Lenders.
2.1 The Administrative Agent, as well as each Person party hereto as a Lender, hereby irrevocably consents to the terms of this Agreement.
2.2 As of June 25, 2018, the Borrower shall be deemed to have given notice to each Lender failing to give its consent to this Agreement (each such lender, a "Non-Consenting Lender") of the Borrower's exercise of its rights under Section 14.4 of the Loan Agreement to require that such Non-Consenting Lender assign all of its rights, interests and obligations under the Loan Documents to Goldman Sachs Bank USA pursuant to appropriate Assignments (Goldman Sachs Bank USA as such assignee, the "Assignee Lender").  By its execution of this Agreement, the Assignee Lender hereby (a) agrees to accept such assignment and delegation from, and assume such obligations of, the relevant Non-Consenting Lender, and (b) in its capacity as an assignee of such Non-Consenting Lender, consents to and approves the terms of this Agreement.
3. No Other Amendments or Waivers.
3.1 Except for the amendments to the Loan Agreement expressly set forth in Section 1 hereof, the Loan Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed.  Except as expressly set forth in Section 1 hereof, the execution, delivery, and performance of this Agreement shall not operate as a waiver of or as an amendment of, any right, power, or remedy of Administrative Agent or the Lenders under the Loan Agreement or any of the other Loan Documents as in effect prior to the date hereof, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.  The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance under the Loan Agreement or other Loan Documents, and shall not operate as a consent to any further or other matter, under the Loan Documents.
3.2   On and after the First Amendment Effective Date, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the "Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Agreement.

4. Conditions Precedent.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):
4.1 Execution of Agreement.  Each Obligor, Administrative Agent and either (x) the Lenders or (y) if any Lender is a Non-Consenting Lender, the Required Lenders (determined immediately prior to giving effect to this Agreement) and the Assignee Lender, in each case shall have duly executed and delivered this Agreement.
4.2 Payments to Non-Consenting Lenders. Each Non-Consenting Lender shall have received in cash all amounts owed to it under the Loan Documents through the date of the assignment of its Loans.
4.3 Assignments. Each Non-Consenting Lender shall have assigned all of its rights and obligations under the Loan Documents to the Assignee Lender, including all of its Commitments or Loans owing to it or other Obligations, in accordance with Sections 14.3 and 14.4 of the Loan Agreement; provided that it is expressly understood and agreed that pursuant to Section 14.4 of the Loan Agreement, the Administrative Agent has been irrevocably appointed as attorney-in-fact to execute any such Assignment if the Non-Consenting Lender fails to execute it.
4.4 Fees and Expenses.  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.
4.5 No Default.  No Default shall exist at the time of, or immediately result from, the consummation of the transactions contemplated by this Agreement.
5. Representations and Warranties.
5.1 Each Obligor has all requisite corporate (or equivalent) power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Loan Agreement as amended by this Agreement (the "Amended Agreement") and the other Loan Documents.
5.2 Each Obligor hereby jointly and severally represents and warrants to Administrative Agent and Lenders, that this Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.3 The execution and delivery by each Obligor of this Agreement and the performance by each Obligor of this Agreement, the Amended Agreement and the other Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or other equity holders or any class of directors or other governing body, whether interested or disinterested, of Borrower or any other Person) to be made or obtained by an Obligor, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement, the Amended Agreement or any other Loan Document against an Obligor or the consummation of the transactions contemplated thereby by an Obligor, except such as have been obtained or made and are in full force and effect other than (i) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) any Sanctions or Applicable Law applicable to an Obligor, (ii) any Organic Documents of any Obligor, or (iii) any order of any Governmental Authority binding on any Obligor, (c) will not violate or result in a default under any Material Contract, or give rise to a right thereunder to require any payment to be made by any Obligor or any Subsidiary thereunder and (d) will not result in the creation or imposition of any consensual Lien on any Property of any Obligor or any Subsidiary (other than the Liens created by the Loan Documents).
6. Acknowledgment and Consent.  Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Loan Agreement and this Agreement and consents to the amendment of the Loan Agreement effected pursuant to this Agreement.  Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all "Obligations" under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).
Each Guarantor acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be im-paired or limited by the execution or effectiveness of this Agreement.  Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

7. Miscellaneous.
7.1	Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.
7.2
Governing Law.  UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

7.3
Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

7.4
Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrower, Administrative Agent, Lenders (including the Assignee Lender), Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3 of the Loan Agreement.

7.5
References.  Any reference to the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

7.6	Loan Document. This Agreement shall be deemed to be and shall constitute a Loan Document.
7.7
Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Loan Agreement.  The Loan Agreement and each of the Loan Documents remain in full force and effect.

7.8	Entire Agreement. This constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.
7.9
Counterparts; Execution.  This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:
DXP ENTERPRISES, INC.
By /s/Kent Yee
Name: Kent Yee
Title: Chief Financial Officer
GUARANTORS:
PUMP-PMI, LLC

By /s/Kent Yee
Name: Kent Yee
Title: Vice President and Assistant Secretary
PMI OPERATING COMPANY, LTD.

By: PUMP-PMI, LLC, as General Partner

By /s/Kent Yee
Name: Kent Yee
Title: Vice President and Assistant Secretary
PMI INVESTMENT, LLC

By /s/Kent Yee
Name: Kent Yee
Title: Vice President and Assistant Secretary
INTEGRATED FLOW SOLUTIONS, LLC

By /s/Kent Yee
Name: Kent Yee
Title: President
DXP HOLDINGS, INC.

By /s/Kent Yee
Name: Kent Yee
Title: Vice President and Assistant Secretary

BEST HOLDING, LLC

By /s/Kent Yee
Name: Kent Yee
Title: Manager
BEST EQUIPMENT SERVICE & SALES COMPANY, LLC

By /s/Kent Yee
Name: Kent Yee
Title: President
B27 HOLDINGS CORP.

By /s/Kent Yee
Name: Kent Yee
Title: President and Assistant Secretary
B27, LLC

By /s/Kent Yee
Name: Kent Yee
Title: Manager
B27 RESOURCES, INC.

By /s/Kent Yee
Name: Kent Yee
Title: President and Assistant Secretary
PUMPWORKS 610, LLC

By /s/Kent Yee
Name: Kent Yee
Title: President

ADMINISTRATIVE AGENT AND LENDERS:

GOLDMAN SACHS BANK USA, as Administrative Agent, and a Lender

By /s/Thomas Manning
Name: Thomas Manning
Title: Authorized Signatory

DXP Repricing
June 2018

Investor	Total Allocation
Angel Island Capital	9,950,000.00
Apex Credit Partners LLC	4,975,000.00
Apollo Credit Management	9,950,000.00
ArrowMark Colorado Holdings LLC	4,975,000.00
Bain Capital Credit, LP	30,374,593.00
Bank of Nova Scotia	1,990,000.00
Carlyle Investment Management LLC	29,850,000.00
Columbia Management	11,940,000.00
Covenant Credit Partners, LP	4,975,000.00
Eaton Vance Management	19,900,000.00
Fort Washington Investment Advisors Inc.	995,000.00
Hayfin Capital Management LLC	2,985,000.00
Invesco Senior Secured Management, Inc.	15,395,407.00
Marathon Asset Management	6,965,000.00
Metropolitan Life Insurance Company	9,950,000.00
MJX Asset Management LLC	7,960,000.00
Nassau Corporate Credit LLC	1,990,000.00
NEWSTAR CAPITAL LLC	2,985,000.00
Och-Ziff Capital Management	6,965,000.00
Orchard First Source Capital Inc	995,000.00
Penn Capital Management Company, Inc.	995,000.00
PGIM, Inc.	17,910,000.00
Silvermine Capital Management LLC	4,975,000.00
THL Credit Senior Loan Strategies LLC	6,965,000.00
Wellfleet Credit Partners, LLC	4,975,000.00
WHITE HORSE CAPITAL	3,980,000.00
YORK CAPITAL MANAGEMENT	9,950,000.00
ZAIS Group, LLC	995,000.00
Goldman Sachs	11,940,000.00

Total	248,750,000.00